IMPORTANT NOTICE REGARDING THE AVAILABILITY OF INFORMATION STATEMENT, DATED JULY 7, 2010

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

SPRING CREEK CAPITAL CORP.
120 Wall Street
Suite 2401
New York, New York 10005

1. This communication presents only an overview of the more complete materials that are available to you on the internet.  The information statement is available at https://materials.proxyvote.com/84951L.  We encourage you to access and review all of the important information posted on the site.  If you want to receive a paper or e-mail copy of these documents, you must request one.  There is no charge to you for requesting a copy.  Please make your request for a copy to:

Jan E. Chason
Chief Financial Officer
Spring Creek Capital Corp.
120 Wall Street, Suite 2401
New York, NY  10005
(877) 848-3439
jchason@unitedBDC.com

2.           This Notice Regarding the Availability is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, to notify our shareholders, as of the close of business on June 29, 2010 (the “Record Date”), of the Information Statement relating to corporate actions that were unanimously approved by the Company’s Board of Directors on February 9, 2010 and by the holders of 53.05% of the Company’s outstanding shares of Common Stock, the consenting shareholders, on February 9, 2010.  Specifically, the corporate actions consist of the following:  (1) the approval of the Company withdrawing its election to be regulated as a Business Development Company, or BDC, as defined in Section 2(a)(48) of the Investment Company Act, or the ICA, under Sections 55 to 65 of the ICA; and (2) the approval of the change of the Company’s name to Spring Creek Healthcare Systems, Inc.  The consenting shareholders hold shares of Common Stock and are entitled to cast a number of votes equal to 53.05 % of the total voting capital stock on all matters submitted to the shareholders for approval, including the matters set forth in this Information Statement.

ONLY THE SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON JUNE 29, 2010 (THE “RECORD DATE”) ARE ENTITLED TO NOTICE OF THESE ACTIONS.  SHAREHOLDERS WHO COLLECTIVELY HOLD IN EXCESS OF FIFTY PERCENT (50%) OF THE COMPANY’S SHARES OF VOTING CAPITAL STOCK ENTITLED TO VOTE ON THESE MATTERS HAVE DELIVERED WRITTEN CONSENTS TO APPROVE THEM.  THESE APPROVALS ARE EFFECTIVE FORTY (40) DAYS AFTER THE POSTING OF THESE MATERIALS ON THE WEB SITE.

BY ORDER OF THE BOARD OF DIRECTORS

New York, New York	By:	/s/ Kelly T. Hickel
July 7, 2010		Kelly T. Hickel
Chief Executive Officer